UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2007

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal                           0-25165                       14-1809721
(State or Other Jurisdiction                          (Commission File No.)                        (I.R.S. Employer
of Incorporation)                                                                                                      Identification No.)

302 Main Street, Catskill NY                                                                           12414
(Address of Principal Executive Offices)                                                             (Zip Code)

Registrant’s telephone number, including area code:                                                                                                (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On August 22, 2007, the Board of Directors of Greene County Bancorp, Inc. (the “Company”) announced a repurchase program pursuant to which the Company intends to repurchase up to 5% of its outstanding shares, or up to 92,346 shares. The Company also announced that it will begin paying dividends on a quarterly basis, instead of a semi-annual basis.

A press release announcing the details of these items is filed as Exhibit 99.1.

Exhibit No.	Description

99                                                                            Press release dated August 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  August 28, 2007                                                                         By: /s/  Donald Gibson
Donald Gibson
President and Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

GREENE COUNTY BANCORP, INC.
ANNOUNCES STOCK REPURCHASE PROGRAM AND QUARTERLY CASH DIVIDEND PROGRAM

CATSKILL, NEW YORK– August 22, 2007; Greene County Bancorp, Inc. (Nasdaq – “GCBC”) announced today that its Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its outstanding shares (excluding shares held by Greene County Bancorp, MHC, the Company’s mutual holding company), or up to 92,346 shares.  The timing of the repurchases will depend on certain factors including, but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Mr. Donald Gibson, President and Chief Executive Officer of the Company, stated, “We are pleased to announce the repurchase program.  We believe our common stock is an attractive value at current trading prices and we believe the deployment of some of the Company’s capital into this investment is warranted.”

The Company also announced that after paying 15 consecutive semi-annual cash dividends since its inception as a publicly traded company in December 1998, it will now pay cash dividends on a quarterly basis, beginning for the September 2007 quarter. Mr. Gibson stated, “The Board of Directors determined that a quarterly cash dividend would be well-received by our current stockholders, as well as investors that may be considering an investment in Greene County Bancorp, Inc.”

Headquartered in Catskill, New York, the Company serves Greene and Columbia Counties, and southern Albany County, New York from nine full-service branch offices in Catskill, Cairo, Coxsackie, Greenville, Hudson, Tannersville and Westerlo. The Bank of Greene County also has a branch office under construction outside the Village of Chatham in Columbia County.  The Company’s customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through its web site at http://www.thebankofgreenecounty.com.

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those projected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services

Contact:     Donald Gibson, President and CEO or
                    Michelle Plummer, EVP, COO & CFO
Phone:        518-943-2600